REVOCABLE PROXY

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              OF WALDEN RESIDENTIAL PROPERTIES, INC.


     The undersigned hereby appoint(s) Don R. Daseke and Marshall B. Edwards, or either of them, with full power of substitution and resubstitution, proxies of the undersigned, with all of the powers that the undersigned would possess if personally present, to cast all votes which the undersigned would be entitled to cast at the Annual Meeting of Stockholders (the "Annual Meeting") of Walden Residential Properties, Inc. (the "Company") to be held on Thursday, June 5, 1997, at the Dallas Parkway Hilton, 4801 LBJ Freeway, Dallas, Texas, commencing at 1:15 p.m., local time, and any and all adjournments thereof, including (without limiting the generality of the foregoing) to vote and act as follows:

     1.   Election of directors.

[ ]  FOR the nominees listed below [ ]  WITHHOLD AUTHORITY to
     (except as indicated to the        vote for the nominees
     contrary)                          listed below

     Don R. Daseke                      Linda Walker Bynoe

  Instruction:  To withhold authority to vote for any individual nominee(s), write the name(s) here:
___________________________________________________________________
___________________________________________________________________

     2.   Proposal to ratify the appointment of Deloitte & Touche
LLP as independent auditors for the Company for the fiscal year ending December 31, 1997.


          [ ] FOR        [ ] AGAINST    [ ] ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, IN THE EVENT NO INSTRUCTIONS ARE SET FORTH, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2. This proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

<Page 2>

     Your Board of Directors unanimously recommends that you vote
FOR each of the nominees for director and for Proposal 2.
Accordingly, please complete, sign, date and return envelope. No postage is required for mailing in the United States.

Date: ___________________, 1997       _____________________________
                                      Signature(s)



                                      _____________________________
                                      Signature(s)

                              IMPORTANT:  Please date this proxy
                              and sign exactly as your name
                              appears to the left.  If shares are
                              held by joint tenants, both should
                              sign.  When signing as attorney,
                              executor, administrator, trustee or
                              guardian, please give title as such.
                              If a corporation, please sign in
                              full corporate name by president or
                              other authorized officer.  If a
                              partnership, please sign in
                              partnership name by authorized
                              person.